Exhibit 10.29

Single Touch Systems, Inc.

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (the “Agreement”) is made as of ____________ 2010, by and between Single Touch Systems, Inc., a Delaware corporation (the “Company”), and _____________, an investor (the “Purchaser”).

AGREEMENT

NOW THEREFORE, the undersigned agree as follows:

1. Sale of Stock. Subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) the Company will issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, _______________ Units of the Company’s Common Stock (the “Shares”) for $3.00 per unit for a total purchase price of $                    .

Each unit consists of four Common Shares and one Warrant to purchase one common share at a purchase price of $1.00 per share expiring 3 years from the purchase date. Fractional Warrants will not be issued. (Example: four common shares purchased will also receive one warrant, valid for three years, to purchase an additional common share at a price of $1.00)

The term “Shares” refers to the purchased Shares and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2. Purchase. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties or on such other date as the Company and Purchaser shall agree (the “Purchase Date”).

3. Representations and Warranties of the Purchaser. In connection with the purchase of the Shares, Purchaser represents to the Company and understands that the Company is relying upon the following:

(a) Purchaser has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company concerning the terms and conditions of the offering and has been afforded an opportunity to examine such documents and other information which Purchaser or his/her representative, if any, has requested for the purpose of answering any questions Purchaser or his/her representative, if any, may have concerning the business and affairs of the Company.

(b) Purchaser acknowledges and understands that these Securities have not been registered under the Securities Act of 1933, as amended (the “Act”), and must be held indefinitely unless they are subsequently registered under the Act and/or applicable state securities laws, or exemptions from such registration are available. The Company is the only entity which may register its Securities under the Act and has not made any representation, warranties, or covenants regarding the registration of the Securities or exemption under the Act. Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(c) Purchaser is aware that the Securities are and will be, when issued, “RESTRICTED SECURITIES” as that term is defined in Rule 144 (the “Rule”) of the General Rules and Regulations under the Act. Purchaser is fully aware of the applicable limitations on the resale of the Securities.

(d) Purchaser understands that any and all certificates representing the Securities and any and all securities issued in replacement thereof or in exchange therefore shall bear the following legend, or one substantially similar thereto, which Purchaser has read and understands;

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE ACT) AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE. SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT. THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.”

(e) in addition, the certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefore, shall bear such legend as may be required by the securities laws of the state in which the Purchaser resides; also any legend required to be placed thereon by the California Commissioner of Corporations.

(f) Because of the restrictions imposed on resale, Purchaser understands that the Company shall have the right to note stop-transfer instructions in the stock transfer record, and Purchaser has been informed of the Company’s intention to do so. Any sales, transfers, or any other dispositions of the Securities by Purchaser, if any, will be in compliance with the Act.

(g) Purchaser acknowledges that the Purchaser has such knowledge and experience in financial and business matters as to make an informed investment decision based upon information as Purchaser may have requested and received from the Company.

(h) Purchaser further represents that Purchaser can bear the economic risk of loss of his/her entire investment; that the address set forth below is his/her principal residence [or, if Purchaser is a corporation, partnership or other entity, the address of its principal place of business]; that Purchaser intends to purchase the Securities for Purchaser’s own account and not, in whole or in part, for the account of any other person; Purchaser is purchasing the Shares for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(i) Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

4. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall he governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement. (ii) the balance of the Agreement shall he interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any: accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall he deemed sufficient when delivered personally or sent by fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

(h) California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA

AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

5. Method of Payment.

Purchaser encloses: (1) a check or wire transfer in the amount of $                     made payable to the order of Single Touch Systems, Inc. to be deposited in the corporation’s general account together with (2) the Purchaser Questionnaire.

Mailing Instructions:	Wire Transfer Instructions:
Single Touch Systems, Inc. 2235 Encinitas Blvd., Suite 210 Encinitas, California 92024	Single Touch Systems, Inc. Swift: WFBIUS6S Account # 201-817-3898 Routing # 121000248 Wells Fargo Bank Rancho Santa Fe Office 6008 Paseo Delicias Rancho Santa Fe, CA 92067 Phone: 858-756-4480

6. Form of Ownership (check one)

☐	Individual (one signature required)

☐	Joint Tenants with right or survivorship (both parties must sign)

☐	Community property

☐	Tenants in common (both parties must sign)

☐	Trust

☐	Corporation

☐	Partnership

7. Registration of Securities with the Company Transfer Agent

Please print here exact name(s) in which you want the Securities Issued:

8. Execution.

By executing the applicable section below, I agree to be bound by all terms, provisions, warranties, and conditions contained in this document

Individuals:

______________________	______________________	______________________	______________________
Print or Type Name	Signature	Date	Soc. Sec, #

______________________	______________________	______________________	______________________
Print or Type Name	Signature	Date	Soc. Sec, #

Address

Partnerships, Corporations or Other Entities:

Print or Type Name

Address

____________________
Taxpayer I.D. Number	Date

_________________________________________________________________________
Signature

Print or Type Name and Indicate Title or Position with Entity

Disposition of Purchase Agreement

The foregoing subscription (is ... is not ...) accepted this ____ day of ______________, 2010.

Single Touch Systems, Inc.

By:
Name:	Anthony Macaluso
Title:	Chief Executive Officer